Exhibit 99.1

Nexvet Reports Financial Results for Second Quarter of Fiscal Year 2016

DUBLIN, Ireland – February 16, 2016 – Nexvet Biopharma (Nasdaq: NVET), a veterinary biologics developer, today announced its financial results for the three and six month periods ended December 31, 2015.

Corporate highlights during the quarter:

•	Announced successful results from pivotal safety and efficacy study of lead program (NV-01), an anti-nerve growth factor (NGF) monoclonal antibody (mAb) therapy in development for the control of pain associated with osteoarthritis in dogs. This study achieved a statistically significant improvement over placebo in the assessed level of pain (p=0.038)

•	Received notification from the United States Adopted Name (USAN) Council approving the generic name “ranevetmab” for NV-01

•	Initiated pilot field study for NV-02, an anti-NGF mAb for the control of pain associated with osteoarthritis in cats

•	Announced the expansion of the Company’s pipeline of biologics to 15 active programs in the fields of chronic pain, allergy, inflammation and immuno-oncology

•	Hosted inaugural Animal Health Symposium with veterinary key opinion leaders showcasing Nexvet’s pipeline and proprietary PETization platform, which rapidly designs mAbs recognized as “self” or “native” by an animal’s immune system

A key highlight for the period occurred in November, when the Company announced successful results from the pivotal safety and efficacy study of NV-01. The study met its primary endpoint as agreed under protocol concurrence with the Center for Veterinary Medicine (CVM) at the U.S. Food and Drug Administration (FDA). No significant adverse safety signals were observed in the study. The Company was also pleased to report that NV-01 was well tolerated and retained efficacy out to the final three month efficacy assessment with monthly administration. Statistically significant differences over placebo were also achieved for the majority of the study’s secondary endpoints. This study provided Nexvet with a substantial body of efficacy data that it intends to use as the basis for planned submissions for marketing authorizations in both the U.S. and Europe

“The successful outcome of NV-01’s pivotal safety and efficacy study is a major milestone, providing strong clinical validation of our proprietary platform, PETization, as well as the anti-NGF approach to treating pain associated with osteoarthritis in companion animals. We were particularly pleased to receive compelling clinical data supporting the long duration of efficacy following a monthly injection, a key advantage for monoclonal antibody therapies over small molecules,” commented Dr. Mark Heffernan, Nexvet’s Chief Executive Officer.

During the quarter, Nexvet also announced the initiation of a pilot field study for its product candidate NV-02, an anti-NGF mAb for the control of pain associated with osteoarthritis in cats. This announcement followed positive results from a proof-of-concept efficacy study and a pilot safety study, both announced in June 2015.

In November, the Company was pleased to host its inaugural Animal Health Symposium, which was held in New York City. In addition to discussing NV-01’s positive pivotal study results, an integral part of the event was a key opinion leader forum, which provided investors and analysts with an in-depth educational experience on unmet needs in companion animal health. The

Company also provided further insight into all of its 15 active programs in areas where the Company believes biologics could significantly improve treatment paradigms, such as pain, allergy, inflammation and immuno-oncology. The Company is excited about its pipeline as various candidates are scheduled to complete proof-of-concept studies in 2016.

Validation of PETization continued during the quarter with completion of proof-of-concept studies for NV-03. NV-03 is a ‘100% horse’ anti-NGF mAb candidate for the management of chronic pain. This represents the third species (dog, cat, horse) in which Nexvet has now completed positive proof-of-concept studies of its PETized anti-NGF mAbs.

Second Quarter 2015 Financial Results

As of December 31, 2015, Nexvet had cash of $43.1 million.

For the three months ended December 31, 2015, Nexvet reported a net loss of $5.7 million, compared to $2.4 million for the three months ended December 31, 2014. Net loss per share attributable to ordinary shareholders (basic and diluted) for the three months ended December 31, 2015 was $0.49, compared to $2.01 for the three months ended December 31, 2014.

The net loss of $5.7 million for the three months ended December 31, 2015 included operating expenses of $5.6 million, reflecting $3.8 million in research and development expenses and $1.8 million in general and administrative expenses. Other expense of $0.1 million comprised an exchange loss of $0.6 million offset by research and development incentive income of $0.5 million.

The net loss of $2.4 million for the three months ended December 31, 2014 included operating expenses of $4.6 million, reflecting $2.2 million in research and development expenses and $2.4 million in general and administrative expenses. Other income comprised $2.3 million, principally research and development incentive income of $0.9 million and an exchange gain of $1.3 million.

For the six months ended December 31, 2015, Nexvet reported a net loss of $9.7 million, compared to $4.7 million for the six months ended December 31, 2014. Net loss per share attributable to ordinary shareholders (basic and diluted) for the six months ended December 31, 2015 was $0.84, compared to $4.14 for the six months ended December 31, 2014.

The net loss of $9.7 million for the six months ended December 31, 2015 included operating expenses of $11.2 million, reflecting $7.5 million in research and development expenses and $3.7 million in general and administrative expenses. Other income comprised $1.5 million, principally research and development incentive income of $1.0 million and an exchange gain of $0.4 million.

The net loss of $4.7 million for the six months ended December 31, 2014 included operating expenses of $10.0 million, reflecting $4.7 million in research and development expenses and $5.3 million in general and administrative expenses. Other income comprised $5.3 million, principally research and development incentive income of $1.7 million, an exchange gain of $3.3 million and government grant income of $0.3 million.

The increased operating expenses for both the three and six month periods ended December 31, 2015, compared to the corresponding periods in 2014, primarily reflect research and development costs associated with building our team and conducting field studies of our lead programs, offset by a reduction in general and administrative costs primarily due to incurring costs in 2014 associated with preparation for our initial public offering and Irish reorganization.

About Nexvet (www.nexvet.com)

Nexvet is a veterinary biologics developer focused on transforming the therapeutic market for companion animals, such as dogs and cats, by developing and commercializing novel, species-specific biologics. Nexvet’s proprietary PETization™ platform is designed to rapidly design monoclonal antibodies (mAbs) that are recognized as “self” or “native” by an animal’s immune system, a property Nexvet refers to as “100% species-specificity.” Nexvet’s product candidates also build upon the safety and efficacy data from clinically tested human therapies, thereby reducing clinical risk and development cost.

Nexvet is leveraging diverse global expertise and incentives to build a vertically integrated biopharmaceutical company, which conducts drug discovery in Australia, conducts clinical development in the United States and Europe and is growing its biomanufacturing capabilities in Ireland.

Further information

Investors	Company
Candice Knoll	Damian Lismore
Blueprint Life Science Group	CFO, Nexvet Biopharma plc
+1 415-375-3340 Ext. 4	+61 417 351 272
cknoll@bplifescience.com	+1 415-602-5544
damian.lismore@nexvet.com

Media
Jessica Burns
Berry & Company Public Relations
+1 212-253-8881
jburns@berrypr.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2015	June 30, 2015
Assets
Current assets
Cash	$43,079	$52,033
Other income receivable	1,057	3,301
Prepaid expenses and other	1,160	607

Total current assets	45,296	55,941

Noncurrent assets
Other income receivable	64	—
Prepaid expenses	149	163

Total noncurrent assets	213	163

Property, plant and equipment, net	3,097	549
Intangible assets, net	37	19

Total assets	$48,643	$56,672

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$1,404	$658
Accrued expenses	2,907	2,352
Deferred grant income	106	—
Deferred lease incentive	22	23

Total current liabilities	4,439	3,033

Noncurrent liabilities
Accrued expenses	52	—
Deferred grant income	64	—
Deferred lease incentive	47	61

Total noncurrent liabilities	163	61

Total liabilities	$4,602	$3,094

Commitments and contingencies (Note 11)
Shareholders’ equity
Ordinary shares, $0.125 nominal value per share, 100,000,000 shares authorized as of December 31, 2015 and June 30, 2015—11,558,133 and 11,406,916 shares issued and outstanding as of December 31, 2015 and June 30, 2015, respectively	$1,445	$1,426
Euro deferred shares, €100 nominal value per share, 400 shares authorized as of December 31, 2015 and June 30, 2015—400 shares issued and outstanding as of December 31, 2015 and June 30, 2015	13	13
Additional paid-in capital	81,214	80,275
Accumulated other comprehensive loss	(5,325)	(4,481)
Accumulated deficit	(33,306)	(23,655)

Total shareholders’ equity	44,041	53,578

Total liabilities and shareholders’ equity	$48,643	$56,672

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
Revenue
Other	$—	$—	$—	$25

Total revenue	—	—	—	25

Operating Expenses
Research and development	3,790	2,226	7,515	4,765
General and administrative	1,779	2,440	3,649	5,258

Total operating expenses	5,569	4,666	11,164	10,023

Loss from operations	(5,569)	(4,666)	(11,164)	(9,998)
Other Income (Expense)
Research and development incentive income	456	941	1,023	1,682
Government grant income	—	22	4	319
Exchange (loss) gain	(617)	1,270	410	3,254
Interest income	39	20	76	33

Net loss	$(5,691)	$(2,413)	$(9,651)	$(4,710)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.49)	$(2.01)	$(0.84)	$(4.14)

Weighted-average ordinary shares outstanding, basic and diluted	11,506,236	1,198,828	11,474,394	1,138,520

Comprehensive Loss
Net loss	$(5,691)	$(2,413)	$(9,651)	$(4,710)
Net gain (loss) in foreign currency translation adjustments	597	(1,477)	(844)	(3,618)

Total comprehensive loss	$(5,094)	$(3,890)	$(10,495)	$(8,328)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements consist of all statements other than statements of historical fact, including statements regarding our future results of operations and financial position, results of any current or future pivotal safety and efficacy study, future expenditures relating to our lead product candidates, time for completion of any of our studies, ability to develop our pipeline of product candidates, business strategy, prospective products, ability to successfully manufacture our own product candidates, ability to obtain product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “position,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Factors that could cause actual results to differ materially from our expectations expressed in this report include those summarized under Risk Factors in our reports on Forms 10-Q and 10-K and the other documents we file from time to time with the Securities and Exchange Commission. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we do not intend, and undertake no obligation, to revise or update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.